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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

WATKINS, MN and VANCOUVER, BC--(MARKET WIRE)--Aug 18, 2008 -- International Barrier Technology Inc. ("Barrier") (OTCBB = IBTGF.OB) (TSX =  IBH.V), a manufacturer of proprietary fire resistant building materials, is pleased to report double digit growth in overall sales revenue and sales volume for the month of July 2008.  Overall monthly sales revenue increased 27% to $527,157 from $416,500 in July of 2007.  Sales revenue into the Commercial Modular Market increased 27% from $160,884 to $203,927 and grew slightly for the Multi-Family Residential Roof Deck and Structural Insulated Panel market ($58,682 vs. $57,088 in July 07).

Shipments of Blazeguard products for the month of July 2008 grew 15.5% over July 2007 (713,800 sq. ft. vs. 618,100 sq. ft.).  Of the total, 579,500 sq. ft. was shipped into the Commercial Modular market; 102,700 sq. ft. went into the Multi-Family Residential Roof Deck market; and 31,700 sq. ft. into the Structural Insulated Panel market.

“In addition to increasing sales trends, Barrier is excited at the growth opportunity in the wildfire prone areas of California”" states Dr. Michael Huddy, President.  “Recent state wide code changes are requiring additional fire resistant building materials for new construction. Barrier is already seeing heightened requests for non-combustible and ignition resistant materials in very high fire hazard severity zones”.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, August 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2008    International Barrier Technologies Inc.

                                         (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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